EXHIBIT 10.4.08
                                    INDUCEMENT LETTER

                                      July 14, 1993
Massachusetts Industrial Finance Agency
75 Federal Street
Boston, Massachusetts 02110

Goldman, Sachs & Co., for itself
and as representative of the
 Underwriters
85 Broad Street - 24th Floor
New York, New York
10004

Ladies and Gentlemen:
To induce the Massachusetts Industrial Finance Agency (the "Agency") to issue and sell, and to induce Goldman, Sachs & Co. and Citicorp Securities Markets, Inc. (each individually an "Underwriter" and together the "Underwriters") to purchase, pursuant to the terms of a Bond Purchase Agreement (the "Bond Purchase Agreement") dated July 14, 1993, $40,000,000 aggregate principal amount of the Agency's 57/8% Pollution Control Revenue Refunding Bonds, 1993 Series (Eastern Edison Company Project) (the "1993 Series Bonds"), the proceeds of which are to be used to provide funds for the purpose of refunding $40,000,000 of the Agency's 10 1/8% Pollution Control Revenue Bonds, 1983 Series (Eastern Edison Company Project) (the "1983 Series Bonds"), with full realization and appreciation of the fact that the market value of the 1993 Series Bonds and the ability of the Underwriters to resell the 1993 Series Bonds at the contemplated public offering price or prices are in part dependent upon the financial condition of Eastern Edison Company (the "Company"), and in consideration of the foregoing and the execution and delivery of the Bond Purchase Agreement, the Company represents, warrants, and covenants to and with the Agency and the Underwriters as follows:
  (a) The Company confirms to the Agency and the Underwriters the representations made by it in Article II of the Loan Agreement hereinafter mentioned, which representations are hereby incorporated in and made a part of this Inducement Letter.
  (b) The financial statements of the Company incorporated by reference into Appendix A to the Official Statement dated July 14, 1993 (the Official Statement including the cover page and the Appendices thereto, the documents incorporated by reference therein (the "Incorporated
Documents"), and any and all supplements and amendments thereto, are hereinafter referred to collectively as the "Official Statement") present fairly the financial position of the Company as of the respective dates indicated and the results of its operations for the respective periods specified. Since the date of the most recent of such financial statements, there has been no material decrease in the capital stock and no material increase in the funded debt or short-term debt of the Company, and there has been no material adverse change in the financial position or results of operations of the Company except as disclosed in the Official Statement. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied in all material respects with respect to the period involved, except as may be noted therein.
   (c) The descriptions and information contained or incorporated in the Preliminary Official Statement dated June 10, 1993 and in the Official Statement, including without limitation the information relating to the 1993 Series Bonds, the Company, the Company's participation in the transactions contemplated by the Loan Agreement dated as of July 1, 1993 between the Agency and the Company (the "Loan Agreement"), and the Trust Agreement dated as of July 1, 1993 (the "Trust Agreement") between the Agency and the Trustee thereunder (the "Trustee): (i) were, as of the date of the Preliminary Official Statement; (ii) are as of the date of the Official Statement, and
(iii) at the Closing Time (as defined in the Bond Purchase Agreement) will be, true and correct in all material respects and did not, do not and will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and you are hereby authorized to include such information in the Official Statement; provided, however, that none of the representations and warranties in this Inducement Letter shall apply to statements in or omissions from the Preliminary Official Statement or Official Statement contained under the captions "The Agency", "Book-Entry-Only", "Litigation" or in the statements on the cover page with respect to the initial public offering price of the 1993 Series
Bonds and the Underwriters' ability to effect transactions which stabilize or maintain the market price of the 1993 Series Bonds. The Company has authorized the use of the Preliminary Official Statement and the Official Statement by the Underwriters, and deems the Preliminary Official Statement to be "final," and the Official Statement to be "complete" for purposes of Rule 15c2-12 of the Securities Exchange Act of 1934, as amended (no representation being made however with respect to the Agency).
   (d) From and after the date hereof (i) the Company will not adopt or approve any amendment or supplement to the Official Statement to which the Representative shall reasonably object in writing and (ii) if during the period ending not to exceed 25 days following the End of the Underwriting Period (as hereinafter defined) as the Representative believes delivery of the Official Statement is necessary or desirable in connection with sales of the 1993 Series Bonds by the Underwriters or any dealer, the Company becomes aware of any fact, including any change in the business, properties, financial condition or results of operations, or event which might or would cause the Official Statement (including the Incorporated Documents), as then supplemented or amended, to contain any untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, it shall notify the Representative, and if in the opinion of the Representative such fact or event requires the preparation and publication of a supplement or amendment to the Official Statement the Company will supplement or amend the Official Statement, or prepare and file with the Commission any filings under the Securities Exchange Act of 1934, as amended, in a form and in a manner approved by the Representative, and furnish to the Representative (A) a reasonable number of copies of the supplement or amendment, or Incorporated Document, and (B) if such notification shall be subsequent to the Closing, such legal opinions, certificates, instruments and other documents as the Representative may deem necessary to evidence the truth and accuracy of such supplement or amendment to the Official Statement or Incorporated Document. Any expenses incurred pursuant to this paragraph (d) within nine months after the date of the Official Statement shall be paid by the Company, and if incurred thereafter (other than with respect to an Incorporated Document) shall be paid by the Underwriters, except that if the only event occasioning the revision is a change in the underwriting or distribution arrangements, such expenses whenever incurred shall be paid by the Underwriters. For the purposes of this paragraph (d), the Company will furnish such information with respect to itself as the Agency or the Underwriters may from time to time request, and any one or more of said parties at its or their own expense may visit any of the properties of the Company and inspect its books of account at any reasonable time. For the period from the date hereof until twenty-five days after the End of the Underwriting Period for the 1993 Series
Bonds, the Company will provide the Underwriters with a copy of all documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 prior to such filing.
     For purpose of this Inducement Letter, the "End of the Underwriting Period" for the 1993 Series Bonds shall mean the date on which the End of the Underwriting Period for the 1993 Series Bonds has occurred under Rule 15c2-12; provided, however, that the Company shall be entitled to treat as the End of the Underwriting Period for the 1993 Series Bonds the date specified in a notice from the Representative stating the date which is the End of the Underwriting Period.
     The Company may request from the representative from time to time, and the Representative shall provide to the Company upon such request, such information as may be reasonably required by the Company in order to determine whether the End of the Underwriting Period for the 1993 Series Bonds has occurred under Rule 15c2-12 with respect to the unsold balances of 1993 Series Bonds that were originally sold to the Underwriters for resale to the public and which are held by the Underwriters for resale to the public.
      If in the opinion of the Representative, for purposes of Rule 15c2-12, no Underwriter retains for sale to the public any unsold balance of 1993 Series Bonds originally sold to the Underwriters pursuant to the Bond Purchase Agreement, then the Representative shall promptly notify the Company in writing that, in its opinion, the End of the Underwriting Period for the 1993 Series Bonds under Rule 15c2-12 has occurred on a date which shall be set forth in such notification.
     (e) The Company will not take or omit to take any action the taking or omission of which will in any way cause the proceeds from the sale of the 1993 Series Bonds to be applied, or result in such proceeds being applied, in a manner other than as provided in the Loan Agreement and the Trust Agreement.
     (f) The Company will refrain from taking any action, and will not permit to be taken any action which is within the Company's power to prevent, that in either case would result in the loss of the exclusion from gross income for federal tax purposes of interest on the 1993 Series Bonds.
     (g) The representations and warranties made by the Company in the Loan Agreement are correct and complete in all material respects.
     (h) The Company is not in material default under any indenture or other agreement or instrument governing outstanding debt for borrowed money issued by the Company, nor has any event occurred which with notice or the passage of time or both would constitute a default under any such document.
     (i) Other than as to the matters in litigation or pending before governmental regulatory bodies specifically disclosed in the Official Statement, there is no action, suit, proceeding, formal investigation at law or in equity or before or by any governmental regulatory or administrative agency pending or to the knowledge of the Company threatened against the Company which would have a material adverse effect on the transactions contemplated by the Bond Purchase Agreement or the Official Statement or have a material adverse effect on the validity or enforceability of the 1983 Series Bonds, the Loan Agreement, the Trust Agreement, this Inducement Letter or the Bond Purchase Agreement.
      (j) The execution and delivery of this Inducement Letter and the Loan Agreement and the performance by the Company of its obligations thereunder do not and will not violate the Articles of Organization or By-laws of the Company, each as amended, or any court order by which the Company is bound, and such actions do not and will not constitute a default under any agreement, indenture, mortgage, lease, note or other obligation or instrument to which the Company is a party, and no approval or other action by any governmental authority or agency is required in connection therewith other than approvals or actions heretofore obtained or to be obtained prior to the issuance of the 1993 Series Bonds except for approvals required under the securities or "Blue Sky" laws of various jurisdictions.
       (k) (i) The Company agrees to indemnify and hold harmless the Agency, each director, officer, employee or agent of the Agency, the Underwriters, and each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act"), against any and all losses, costs, claims, damages, actions, liabilities and expenses whatsoever arising out of:
          (A) any untrue statement or alleged untrue statement of a material fact contained in the Official Statement or arising out of any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of any such untrue statement or omission or alleged untrue statement or omission under the captions "The Agency" or "Litigation", or (as to the Underwriters only), under the caption "Book-Entry-Only" or in the statements on the cover page with respect to the initial public offering price of the 1993 Series Bonds and the Underwriters' ability to effect transactions which stabilize or maintain the market price of the 1993 Series Bonds, or
          (B) an allegation or determination that the 1993 Series Bonds should have been registered under the Act or the Trust Agreement should have been qualified under the Trust Indenture Act of 1939, as amended.
      (ii) The Underwriters agree to indemnify and hold harmless the Company, its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act, the Agency and each director, official, officer, employee or agent of the Agency, against any and all losses, costs, claims, damages, actions, liabilities and expenses whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Official Statement, or any omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, but in either case only with respect to the statements on the cover page with respect to the initial public offering price of the 1993 Series Bonds and the Underwriters' ability to effect transactions which stabilize or maintain the market price of the 1993 Series Bonds.
      (iii) The Company agrees with respect to any action against it, any of its directors or officers or any person controlling it as aforesaid, and the Under writers agree with respect to any action against either of them or any person controlling either of them as aforesaid, in respect of which indemnity may be sought hereunder, that it will give written notice of the commencement of such action to the party or parties against whom indemnity shall be sought within a reasonable time after the indemnified party is made a party to such action; but omission to so notify any indemnifying party will not relieve such indemnifying party from any liability which it may have to the indemnified party otherwise than under this paragraph (h) except to the extent that the indemnifying party sustains its burden of proving that it has suffered actual prejudice from the absence of such notice, nor shall such omission affect any rights such indemnifying party may have otherwise than under this paragraph (h) to participate in or assume the defense of any action brought against such indemnified party. Upon receipt of any such notice, such indemnifying party shall assume the defense of such action, including the employment of counsel and the payment of all expenses in connection with such defense, and shall have the right to negotiate and consent to settlement. Any indemnified party shall have the right to employ separate counsel in any such action against it and to participate in the defense thereof, but the fees and expenses of such counsel incurred after the indemnifying party has assumed the defense of such action shall be at the expense of such indemnified party unless
(A) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (C) the indemnified party shall have reasonably concluded (upon advice of its counsel) that there may be defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in which case the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party), or (D) a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), and all such fees, disbursement, expenses and other charges of counsel for the indemnified party shall be reimbursed by the indemnifying party promptly as they are incurred. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable legal fees, disbursements and other charges of more than one firm admitted to practice in such jurisdiction at any one time for any such indemnified party or parties. No indemnifying party shall be liable for any settlement of any such action effected without its consent; but if any such action is settled with the consent of any indemnifying party or if there be a final judgment for the plaintiff in any such action (of which an indemnifying party shall have been notified), such indemnifying party shall indemnify and hold harmless each indemnified party from and against any losses, costs, claims, damages, actions, liabilities or expenses incurred or suffered by reason of such settlement or judgment.
      (iv) If the indemnification provided for in this paragraph (h) is unavailable under subparagraph (i) or (ii) above to a party that would have been an indemnified party under subparagraph (i) or (ii) above ("indemnified party") in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder ("indemnifying party") shall in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and such indemnified party on the other from the offering of the 1993 Series Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by each such indemnifying party on the one hand and each such indemnified party on the other shall be deemed to be in the same proportion as the amounts received by them, respectively, as a result of the offering and sale of the 1993 Series Bonds, which shall be, in the case of the Company, the amount borrowed under the Loan Agreement (net of all expenses paid by the Company); and in the case of the Underwriters, the Underwriters' compensation provided for in the Bond Purchase
Agreement. The relative fault shall be determined by reference to, among other things, the identity of the party which supplied the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the parties accepting this Inducement Letter agree that it would not be just and equitable if contribution pursuant to this subparagraph (iv) were determined by pro rat a allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subparagraph (iii) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). Notwithstanding the provisions of this subparagraph (iv), the Underwriters shall not be required, pursuant to this subparagraph (iv), to contribute any amount in excess of the amount by which the total price at which the 1993 Series Bonds underwritten by it and distributed to the public or otherwise sold were offered to the public or otherwise sold exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section l5(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subparagraph (iv) to contribute are several in proportion to their respective underwriting obligations and not joint.
      (1) The Company will deliver or cause to be delivered all opinions, certificates and other documents as provided for in the Bond Purchase Agreement, including, but not limited to, the opinions of McDermott, Will & Emery dated as of the Closing Date substantially in the form of Exhibits A and B to the Bond Purchase Agreement.
      (m) The Company acknowledges and accepts as if set forth herein the terms and conditions of the Bond Purchase Agreement as they relate to the Company and its participation in the transactions contemplated thereby (including without limitation the obligation to deliver copies of the Official Statement contained in 3(d) of the Bond Purchase Agreement applicable to it) and, subject to the terms and conditions of the Bond Purchase Agreement, agrees to pay the expenses set forth in Section 7 of the Bond Purchase Agreement.
       (n) The Company hereby directs the Agency to redeem the 1983 Series Bonds on September 1, 1993, and hereby agrees to cause the Trustee to mail notice of the call for such redemption to the holders of the 1983 Series Bonds on or before the Closing Date as defined in the Bond Purchase Agreement.
       The representations, warranties, covenants and indemnities contained in this Inducement Letter shall survive the closing under the Bond Purchase Agreement, the sale by the Agency to the Underwriters and the resale by the Underwriters of the 1993 Series Bonds, and any investigation by the Agency or either of the Underwriters of any matters described in or related to the transactions covered by this Inducement Letter, the Bond Purchase Agreement, the Loan Agreement, the Trust Agreement or the Official Statement.
       This Inducement Letter is given solely for the benefit of the Agency, the Underwriters and the other indemnified parties referred to herein and their respective successors, assigns, executors and administrators and no other person, including any holder of the 1993 Series Bonds as such, shall acquire or have any right under or by virtue of this Inducement Letter. No purchaser of the 1993 Series Bonds from the Underwriters shall be deemed a "successor" or "assign" merely because of such purchase.
       The validity, interpretation and performance of this Inducement Letter shall be governed by the laws of Massachusetts.
       This Inducement Letter may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that should any executed counterpart fail in any particular to conform to the executed counterpart which is delivered to the Agency, the provisions of the executed counterpart so delivered shall prevail.
                                      Very truly yours,

                                      EASTERN EDISON COMPANY
                                      By \s\ C. Hebert
                                      Treasurer

Accepted and agreed to as of the date first above written:
MASSACHUSETTS INDUSTRIAL         GOLDMAN, SACHS & CO.,
FINANCE AGENCY                   for itself and as
By                               representative of the
                                 Underwriters
                                 By:  Goldman, Sachs & Co.
                                 GOLDMAN, SACHS & CO.
This Inducement Letter may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument; provided, however, that should any executed counterpart fail in any particular to conform to the executed counterpart which is delivered to the Agency, the provisions of the executed counterpart so delivered shall prevail.


                                      Very truly yours,

                                      EASTERN EDISON COMPANY
                                      By \s\ C. Hebert
                                      Treasurer

Accepted and agreed to as of the date first above written:
MASSACHUSETTS INDUSTRIAL         GOLDMAN, SACHS & CO.,
FINANCE AGENCY                   for itself and as
By                               representative of the
                                 Underwriters
                                 By:  Goldman, Sachs & Co.
                                 GOLDMAN, SACHS & CO.